UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2005

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2005, Great Wolf Resorts, Inc. (the "Company"), together with its subsidiaries, Great Bear Lodge of Wisconsin Dells, LLC ("Wolf Dells"), and Great Bear Lodge of Sandusky, LLC ("Wolf Sandusky" and, collectively with the Company and Wolf Dells, "Great Wolf"), entered into a Venture Formation and Contribution Agreement (the "VFCA") with CNL Income Partners, LP ("Income Partners"), a subsidiary of CNL Income Properties, Inc. ("CNL"). Pursuant to the VFCA, the parties will form a partnership (the "Partnership") that will, through its subsidiaries, own two waterpark resorts: the 309-suite Great Wolf Lodge resort in Lake Delton, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the "Properties"), both of which are currently owned and operated by Great Wolf.

Great Wolf will sell the Properties to the Partnership for a total sale price of $114.5 million. Income Properties will acquire no less than a 51.0% interest in the Partnership upon closing, and is required to acquire a 70.0% interest in the Partnership within four months after closing. The Partnership expects to obtain mortgage financing on the Properties in the amount of approximately $64 million. The Company expects to realize approximately $98.6 million in cash proceeds from the sale proceeds and the receipt of a portion of the proceeds of the financing transactions. If the mortgage financing obtained is less than $64 million, the proceeds to the Company would be less than $98.6 million. The Company may receive additional proceeds of up to $3.0 million per Property, if the Properties achieve certain financial performance goals during 2007 and 2008.

A subsidiary of the Company will continue to manage the Properties and will license the Great Wolf Lodge brand to the venture, pursuant to 25-year management and license agreements, respectively. These agreements may be terminated earlier in certain circumstances. These agreements provide for a base license fee of 3% of gross revenues, a base management fee of 3% of gross revenues, and incentive license fees upon achievement of certain financial performance goals by the Properties.

CNL invests in income-producing real estate in primarily recreation and lifestyle industry segments, such as golf courses, ski resorts, marinas, campgrounds, merchandise marts, destination retail and entertainment centers, attractions and parking facilities. CNL is an affiliate of Orlando, Fla.-based CNL Financial Group, Inc., one of the nation’s largest privately held real estate investment, development and finance companies.

The formation of the venture and acquisition of the Properties is subject to the satisfactory completion of due diligence and other conditions, and the transaction is expected to close in the fourth quarter 2005. There can be no assurances that such conditions will be satisfied or, if satisfied, that such closing will occur.

Item 8.01 Other Events.

Reference is made to the press release dated October 4, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Venture Formation and Contribution Agreement by and between CNL Income Partners, LP, Great Bear Lodge of Wisconsin Dells, LLC, Great Bear Lodge of Sandusky, LLC and Great Wolf Resorts, Inc., dated October 3, 2005.

99.1 Press Release dated October 4, 2005.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated mortgage financing on the Properties, total gross proceeds to the Company and formation of the CNL venture, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts, or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

October 7, 2005	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Venture Formation and Contribution Agreement
99.1	Press Release